                                                                    EXHIBIT 10.3

                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


         THIS AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT ("AGREEMENT"), made and entered into as of the 12th day of February, 1999, by and among T. Benjamin Jennings ("TBJ"), Gerard M. Jacobs ("GMJ"), Albert A. Cozzi ("AAC"), Frank J. Cozzi ("FJC"), Gregory P. Cozzi ("GPC" and together with AAC and FJC, the "Cozzi Stockholders') and Samstock, L.L.C., a Delaware limited liability company ("Samstock") (each a "STOCKHOLDER" and collectively the "STOCKHOLDERS") and Metal Management, Inc., a Delaware corporation (the "CORPORATION").

                                 R E C I T A L S

         A. WHEREAS, the parties hereto are each a party to that certain Amended and Restated Stockholders' Agreement, dated December 19, 1997 (the "Original Amended and Restated Stockholders' Agreement"), establishing certain rights and obligations of the parties with respect to the ownership of common stock, $.01 par value per share ("Common Stock") of the Corporation.

         B. The parties to the Original Amended and Restated Stockholders' Agreement desire to amend and restate the Original Amended and Restated Stockholders' Agreement in its entirety to, among other things, evidence the release of GMJ from all of his rights and obligations thereunder.

         NOW, THEREFORE, in consideration of the mutual covenants and provisions herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Original Amended and Restated Stockholders' Agreement is amended and restated in its entirety to read as follows:

                                    ARTICLE I

                        CORPORATE STRUCTURE AND OPERATION

         1.1      BOARD OF DIRECTORS.

                  (a) BOARD SIZE. Unless otherwise agreed by each of TBJ and the Cozzi Stockholders, the Board of Directors of the Corporation shall consist of twelve (12) Directors until the completion of the second Annual Meeting of Stockholders of the Corporation following the date hereof.

                  (b) ELECTION OF DIRECTORS. At all meetings of stockholders of the Corporation at which directors are to be elected, each Stockholder shall vote all of such Stockholder's shares of Common Stock to elect as directors of the Corporation the persons nominated in accordance with the following provisions:


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                           (i) TBJ shall have the right to nominate for election
                  by the Corporation's stockholders three (3) Directors of the Corporation (each, a "TBJ DIRECTOR"); provided, that at least one of such nominees shall be an Independent Director (as defined below), who shall be reasonably acceptable to the Cozzi Stockholders;

                           (ii) The Cozzi Stockholders shall have the right to
                  nominate for election by the Corporation's stockholders five
                  (5) Directors of the Corporation (each, a "COZZI DIRECTOR"); provided, that at least one of such nominees shall be an Independent Director (as defined below), who shall be reasonably acceptable to TBJ; and

                           (iii) At any time when the Purchaser Condition is
                  satisfied, Samstock shall have the right to designate either Sam Zell or Rod F. Dammeyer as a nominee for election by the Corporation's stockholders (the "SAMSTOCK DIRECTOR"). For purposes of this Agreement, the "PURCHASER CONDITION" shall be satisfied if both: (i) the date is prior to December 19, 2000 (which is the third anniversary of the Closing Date under the Securities Purchase Agreement, dated as of December 19, 1997 (the "Securities Purchase Agreement"), by and between the Corporation and Samstock in connection with which the Original Amended and Restated Stockholders' Agreement was entered into); and (ii) Samstock and its Permitted Transferees have not sold or otherwise disposed of more than one-third (1/3) of the Purchaser Shares. "Purchaser Shares" will mean for purposes of this Agreement the shares of Common Stock acquired by Samstock pursuant to the Securities Purchase Agreement, including shares of Common Stock issuable upon exercise of the warrants issued to Samstock pursuant to the Securities Purchase Agreement.

                           (iv) For purposes of this Agreement, an "INDEPENDENT
                  DIRECTOR" shall mean a director who is not an employee, officer or director of the Corporation or any of its subsidiaries or a relative or an Associate of any of the Cozzi Stockholders or TBJ. "ASSOCIATE" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended.

                  (c) OTHER DIRECTORS. The Directors of the Corporation other than the TBJ Directors, the Cozzi Directors and the Samstock Director shall be recommended to the Board of Directors for nomination (or recommended for appointment by the Board of Directors in connection with appointments made by the Board of Directors to fill vacancies occurring between Annual Stockholder Meetings) by the Nominating Committee of the Board of Directors. The parties agree to act as expeditiously as possible to cause new Directors to be appointed in replacement of any Director who is not a TBJ Director, a Cozzi Director or a Samstock Director, but in no event later than the tenth day after such vacancy arises. Each of TBJ, each of the Cozzi



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Stockholders and Samstock agree to use their reasonable efforts to cause only
TBJ, AAC and the Samstock Director to serve on the Nominating Committee.

                  (d) REMOVAL. Each Stockholder agrees to vote such Stockholder's shares of Common Stock to remove a TBJ Director upon request at any time by TBJ, to remove a Cozzi Director upon request at any time by the holders of a majority of the shares of Common Stock held by the Cozzi Stockholders, and to remove the Samstock Director upon request at any time by Samstock; provided, that the Stockholders making such request shall simultaneously designate a replacement to fill any vacancy so created. The agreement set forth in this subsection (d) shall not apply with respect to an Independent Director.

                  (e) VACANCIES. Each Stockholder agrees to vote such Stockholder's shares of Common Stock to fill any vacancy on the Board of Directors caused by the death, disability, resignation or removal of any TBJ Director, Cozzi Director or Samstock Director, with a nominee selected by TBJ, the Cozzi Stockholders or Samstock, respectively; provided, that if such nominee is to fill the vacancy of an Independent Director, such nominee shall be reasonably acceptable to either TBJ or the Cozzi Stockholders, as applicable; and provided further, that if such nominee is to fill the vacancy of the Samstock Director, such nominee shall be either Sam Zell or Rod F. Dammeyer. Notwithstanding any provision of this Agreement to the contrary, if at any time the Purchaser Condition is not satisfied, Samstock agrees to cause the Samstock Director, if any, to resign effective immediately upon such failure to satisfy the Purchaser Condition, and the vacancy created by such resignation shall not be filled.

                  (f) SELECTION OF NOMINEES. Any person nominated by the holders of a majority of the shares of Common Stock held by the Cozzi Stockholders, as to the Cozzi Directors, and by TBJ, as to the TBJ Directors, shall be deemed to be the nominee of such group. Each group shall notify the Corporation of its nominees not less than forty-five (45) days prior to the Corporation's annual meeting, and not less than forty-five (45) days prior to any special meeting at which Directors are to be elected. Samstock shall notify the Corporation of the identity of the nominee for the Samstock Director (whether Mr. Zell or Mr. Dammeyer) not less than forty-five (45) days prior to the Corporation's annual meeting, and not less than forty-five (45) days prior to any special meeting at which Directors are to be elected.

                  (g) CURRENT DIRECTORS. The TBJ Directors, Cozzi Directors and Samstock Directors on the date hereof are designated on Schedule A hereto. Each of TBJ, the Cozzi Stockholders and Samstock further agree that the Board of Directors on the date hereof is comprised of the twelve (12) directors set forth on Schedule A hereto, in accordance with this Agreement. The parties further agree that after such period, the Board of Directors of the Corporation shall be comprised of not less than nine (9) Directors.

         1.2 MANAGEMENT PROVISIONS. Without limiting the actions that may be required, by applicable law or otherwise, to be approved by the Board of Directors, the parties expressly agree that, unless approved by a two-thirds vote of the Board of Directors, the parties will use their best efforts to ensure that the size of the Board of Directors will remain at twelve



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(12) until the completion of the second Annual Meeting of Stockholders of the
Corporation following the date hereof.

         1.3 NO EXECUTIVE COMMITTEE REQUIREMENT. The provisions of Section 1.3 of the Original Amended and Restated Stockholders' Agreement, setting forth the requirement of an Executive Committee, are expressly deleted.

         1.4 AGREEMENT TO VOTE SHARES. Each Stockholder shall vote all of his shares of Common Stock (or such other securities of the Corporation which entitle such Stockholder to vote on such matters), execute and deliver such further documents, take such further action and use his best efforts to cause his designees on the Board of Directors to vote in such a manner as may be necessary or desirable to carry out the purposes and intent of this Agreement or otherwise to effectuate any of the terms, conditions, provisions or purposes hereof.

                                   ARTICLE II

                        RESTRICTIONS UPON AND OBLIGATIONS
                      WITH RESPECT TO DISPOSITION OF SHARES

         2.1 CERTAIN DEFINITIONS. The term "CORPORATION SECURITIES" as used herein shall mean any shares of capital stock of the Corporation at any time owned or subscribed for by any party hereto, and any subscriptions, options, warrants, calls, commitments, or rights of any kind whatsoever to purchase or otherwise acquire any shares of capital stock of the Corporation.

         2.2 GENERAL RESTRICTION; COZZI STOCKHOLDERS AND TBJ. During the term of this Agreement, each of the Cozzi Stockholders and TBJ covenants and agrees that such Stockholder will not, directly or indirectly, voluntarily or involuntarily, sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose (each, a "TRANSFER") of the Corporation Securities at any time owned by such Stockholder, or any interest therein, except for (i) Transfers of up to that amount of Corporation Securities that such Stockholder is permitted (or would be permitted) to sell in reliance upon Rule 144 of the Securities Act of 1933, as amended (the "SECURITIES ACT"), as specified in paragraph (c) of such Rule 144, (ii) Transfers to Permitted Transferees (as hereinafter defined),
(iii) Transfers in accordance with the terms and conditions of the provisions of
Section 2.3 or 2.4, or (iv) Transfers of Corporation Securities registered under the Securities Act. Any attempted Transfer not in accordance with the terms and conditions of this Agreement shall be void and of no force or effect. Notwithstanding anything to the contrary in this Agreement, any stockholder shall be entitled to pledge or hypothecate any number of Corporation Securities to any bank or other financial institution in connection with a bona fide financial transaction involving such Stockholder or its affiliates, and neither such pledge or hypothecation, nor any exercise of rights or remedies pursuant thereto, shall be subject to any of the provisions of this Agreement, and upon any realization of such pledge or hypothecation, the pledgee shall take such Corporation Securities free and clear of this Agreement.


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         2.3      FIRST REFUSAL OPTIONS.

                  (a) RECEIPT OF OFFER. If at any time after the date hereof any of the Cozzi Stockholders or TBJ shall at any time desire to sell all or a portion of the Corporation Securities owned by such Stockholder (the "OFFERED CORPORATION SECURITIES"), other than a Transfer of up to that number of Corporation Securities that such Stockholder is permitted (or would be permitted) to sell in reliance upon Rule 144 of the Securities Act pursuant to Section 2.2(i) of this Agreement, a Transfer to a Permitted Transferee pursuant to Section 2.2(ii) of this Agreement, or a Transfer of Corporation Securities registered under the Securities Act, and shall have received a bona fide written offer for the purchase thereof, with a proposed closing required within a reasonable time (an "OFFER"), which such Stockholder desires to accept, such Stockholder (the "SELLING STOCKHOLDER") shall within five (5) days thereafter transmit executed or true and correct photostatic copies of the Offer to each of the other Stockholders (subject to the restrictions set forth in Section 2.1) (the "REMAINING STOCKHOLDERS") and to the Corporation. For purposes of this Section 2.3, if any portion of the purchase price for the Offered Corporation Securities is payable in property other than in cash or a promissory note (the "NON-CASH PORTION"), the Non-Cash Portion shall be valued at its fair market value on the date of the Offer, and shall be payable by the Remaining Stockholders in cash in accordance with the payment terms set forth in the Offer. The fair market value of the Non-Cash Portion shall be mutually determined by the Selling Stockholder on the one hand, and the Remaining Stockholders, on the other. If the two sides cannot agree on the fair market value of the Non-Cash Portion within a fifteen (15) day period, the two sides shall mutually select an appraiser to value such property. The option periods set forth in Section 2.3(b) and (c), and 2.4, shall not begin to run until the parties have assigned a value to the Non-Cash Portion.

                  (b) ORDER OF FIRST REFUSAL OPTIONS. All of the Offered Corporation Securities shall thereupon be subject to the following options to purchase from the Selling Stockholder at the price and terms set forth in the Offer, in the following order of priority:

                           (i) In the event that the Selling Stockholder is a
                  Cozzi Stockholder, each of the remaining Cozzi Stockholders shall have the first option to purchase any Offered Corporation Securities on a pro rata basis (determined by reference to the remaining Cozzi Stockholders only) or in such proportions as is otherwise agreed upon by the remaining Cozzi Stockholders. The remaining Cozzi Stockholders shall exercise this option by giving notice to the Corporation and the Selling Stockholder not later than fifteen (15) days after the giving of the notice of Offer. If the Cozzi Stockholders exercise the first options with respect to less than all of the Offered Corporation Securities or fail to exercise the options within such fifteen (15) day period, TBJ shall have the second option to purchase any remaining Offered Corporation Securities. TBJ shall exercise his option by



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                  giving notice to the Selling Stockholder and the Corporation not later than fifteen (15) days after notice from the Cozzi Stockholders, or if the Cozzi Stockholders fail to give notice, fifteen (15) days after the expiration of the first option period. If the remaining Cozzi Stockholders and TBJ have in the aggregate exercised their respective options with respect to less than all of the Offered Corporation Securities, then the Corporation shall have a third option to purchase any remaining Offered Corporation Securities. The Corporation shall exercise its option by giving notice to the Selling Stockholder not later than five (5) days after notice from TBJ or if TBJ fails to give notice, five (5) days after the expiration of the second option period. If after the exercise or expiration of the foregoing options there remain any Offered Corporation Securities for sale, then no Offered Corporation Securities may be purchased pursuant to such options and such options shall be deemed to have expired without exercise.

                           (ii) In the event that the Selling Stockholder is
                  TBJ, each of the remaining Cozzi Stockholders shall have the first option to purchase any Offered Corporation Securities on a pro rata basis (determined by reference to the Cozzi Stockholders only) or in such proportions as is otherwise agreed upon by the Cozzi Stockholders. The Cozzi Stockholders shall exercise this option by giving notice to the Corporation and the Selling Stockholder not later than fifteen (15) days after the giving of the notice of Offer. If the Cozzi Stockholders have in the aggregate exercised their respective options with respect to less than all of the Offered Corporation Securities, then the Corporation shall have a second option to purchase any remaining Offered Corporation Securities. The Corporation shall exercise its option by giving notice to the Selling Stockholder not later than five
                  (5) days after notice from the Cozzi Stockholders, or if the Cozzi Stockholders fail to give notice, five (5) days after the expiration of the first option period. If after the exercise or expiration of the foregoing options there remain any Offered Corporation Securities for sale, then no Offered Corporation Securities may be purchased pursuant to such options and such options shall be deemed to have expired without exercise.

                  (c) PLACE OF CLOSING. Unless otherwise agreed by the parties, all purchases pursuant to exercise of any options hereunder shall be consummated at the principal executive offices of the Corporation, and the date of Closing shall be as provided in Section 2.3(d) below.

                  (d) DATE OF CLOSING. The purchase of Offered Corporation Securities pursuant to the exercise of one or more of the options provided for in this Section 2.3 shall be consummated on the date specified in the Offer or sixty (60) days after the exercise or expiration of the last such option, whichever is later (an "OPTION CLOSING DATE").


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                  (e) DELIVERIES AT CLOSING. The cash portion of the purchase price of any Corporation Securities purchased hereunder shall be paid on the Option Closing Date by certified or bank cashier's check or by wire transfer as designated reasonably in advance by the Selling Stockholder. Simultaneously with such payment, the Selling Stockholder shall deliver to the purchaser a certificate or certificates representing all of the Corporation Securities so purchased, duly endorsed in blank, or with separate assignments attached duly executed in blank, in either case with signatures guaranteed and appropriate tax stamps, if any, affixed, in form satisfactory to transfer such Corporation Securities to the order of such purchaser, free and clear of any liens, claims or encumbrances thereon. Each Selling Stockholder shall furnish to each purchaser such additional evidence and executed documents as such purchaser may reasonably request to establish that the transfer of such shares is valid and free and clear of any liens, claims or encumbrances.

                  (f) RIGHT TO ACCEPT. In the event that the options provided for in Section 2.4(b) hereof expire without exercise or the Offered Corporation Securities are not purchased pursuant to exercise thereof, then within sixty (60) days after all rights to make such purchase shall have expired, the Selling Stockholder, subject to the provisions of Section 2.4, shall have the right to consummate the sale of all of the Offered Corporation Securities, upon terms and conditions no less favorable than those contained in the Offer, to the offeror thereunder. If for any reason the sale is not consummated within the period provided for herein, the Selling Stockholder shall not thereafter dispose of the Offered Corporation Securities unless and until it has again complied with all of the provisions hereof.

         2.4 TAG ALONG RIGHTS. In addition to the options set forth in Section 2.3, if a Selling Stockholder has given notice of an Offer to sell more than that number of Corporation Securities that such Stockholder is permitted (or would be permitted) to sell in reliance upon Rule 144 of the Securities Act pursuant to Section 2.2(i) of this Agreement to any person other than the Corporation or a Permitted Transferee (the "PROPOSED TRANSFEREE") other than pursuant to an offer of Corporation Securities registered under the Securities Act, the Remaining Stockholders (which, for purposes of this Section 2.4 only, shall include Samstock, so long as Samstock and its Permitted Transferees have not sold or otherwise disposed of more than fifty percent (50%) of the Samstock Shares) shall have the right to elect to participate in the contemplated transaction by delivering a notice to the Selling Stockholder within five (5) days of the expiration of all of the options set forth in Section 2.3. If any Remaining Stockholder elects to participate in the proposed sale, he shall have the right to sell, at the same price and on the same terms as set forth in the Offer, that number of shares of Corporation Securities equal to the product of
(i) the number obtained by dividing (A) the number of shares of Corporation Securities owned by such Remaining Stockholder, by (B) the aggregate number of shares owned by the Selling Stockholder and all Remaining Stockholders electing to participate in the sale, times (ii) the number of shares of Corporation Securities to be sold to the Proposed Transferee pursuant to the Offer (the "TAG ALONG SHARES"). The Tag-Along Shares shall either (i) be purchased by the Proposed Transferee in addition to the Selling Stockholder's shares, or (ii) be


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purchased by the Proposed Transferee in lieu (and with a reduction) of the number of shares being sold by the Selling Stockholder. The Selling Stockholder will use his best efforts to obtain the agreement of the Proposed Transferee to the participation of the Remaining Stockholders in such sale. The Selling Stockholder will be prohibited from transferring any of his shares of Corporation Securities to the Proposed Transferee if the Proposed Transferee declines to allow the participation of the Remaining Stockholder electing to participate.

         2.5 EFFECT OF GIVING OF NOTICE. The giving of any notice of exercise of any option to purchase, or to require any other party to sell, any Corporation Securities shall, subject to revocation of such as herein expressly permitted, create a binding contract for the sale and purchase of such Corporation Securities on the Option Closing Date in accordance with the provisions hereof.

         2.6 RESTRICTIVE LEGEND ON SECURITIES. Each stock certificate or instrument representing any Corporation Securities shall be endorsed with the following legend:

             "The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "ACT") or any state securities law. This Certificate may not be transferred or otherwise disposed of unless an effective registration statement under the Act and all applicable state securities laws is then in effect or, in the opinion of counsel for the Corporation, such registration is not necessary. The transfer or other disposition of the shares represented by this Certificate is also restricted under the terms of an Amended and Restated Stockholder's Agreement dated February 12, 1999 by and among the Corporation, T. Benjamin Jennings, Albert A. Cozzi, Frank J. Cozzi, Gregory P. Cozzi and Samstock, L.L.C., a copy of which is available in the office of the Corporation."

         2.7 PERMITTED TRANSFERS.

             (a) Notwithstanding anything contained in Section 2.2 to the contrary, a Stockholder may transfer any or all of his Corporation Securities to a Permitted Transferee, as defined below, subject to the terms and conditions contained in this Section 2.7.

             (b) A "PERMITTED TRANSFEREE" of any Stockholder is hereby defined as and construed to mean any and one or more of the following:

                 (i) With respect to a Cozzi Stockholder, to any other Cozzi Stockholder;

                 (ii) An executor(s), administrator(s) or conservator(s) of the Stockholder;

                 (iii)  A beneficiary of a deceased Stockholder's will or trust;



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                           (iv) A trustee or trustees of a trust or a
                  beneficiary or beneficiaries of a trust created by a Stockholder, but only if (A) the beneficiary or beneficiaries of such trust are one or more of a group consisting of the Stockholder, the spouse of the Stockholder and the descendants and/or the adopted children of the Stockholder or the Stockholder's parents, and (B) the trustee or other person exercising dominion or control over such trust is a Stockholder or former Stockholder;

                           (v) With respect to Samstock, any person or entity
                  that directly or indirectly controls, is controlled by, or is under common control with Samstock; "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise; and

                           (vi) A Transferee of a Permitted Transferee if the
                  transfer would have been permissible under the provisions hereof if made by the Stockholder who originally transferred the Corporation Securities to the Permitted Transferee.

                  (c) All Permitted Transferees shall execute an appropriate supplement to this Agreement pursuant to which the Permitted Transferee agrees to assume and become subject to all of the rights and obligations hereunder of the party whose Corporation Securities it has acquired and upon such execution shall be deemed a Stockholder hereunder; provided, however, that with respect to a Permitted Transferee under Section 2.7(b)(ii) and (iii), the Permitted Transferee shall further execute a proxy granting to the Remaining Stockholders of the deceased Stockholder's group the right to vote the transferred Corporation Securities with respect to the designation, nomination and/or election of directors. The proxy shall be in a form acceptable to the Remaining Stockholders. The Permitted Transferee shall assume and become subject to all of the rights and obligations hereunder of the Stockholder whose Corporation Securities it has acquired. Until a Permitted Transferee shall execute such a supplement to this Agreement, and a proxy, if necessary, the transfer and conveyance of the Corporation Securities to such Permitted Transferee shall be void and of no effect and he or she shall not be deemed a Stockholder hereunder and shall have none of the rights and benefits of a Stockholder hereunder.

         2.8 REQUIREMENTS FOR TRANSFER. Other than Transfers permitted pursuant to Section 2.2(i), (iii) and (iv) of this Agreement, no Corporation Securities shall be transferred upon the books of the Corporation, nor shall any sale or transfer or any other disposition thereof be effective, unless and until (a) all of the terms and conditions of this Agreement and applicable law have been first complied with and, with respect to compliance with applicable law, the Corporation has been provided with an opinion of counsel in form and substance satisfactory to the Corporation's counsel, and (b) the transferees shall have executed an agreement in form and substance satisfactory to counsel for the Corporation to assume and become subject to all of the rights and obligations hereunder of the party whose Corporation Securities it has acquired,



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including, without limitation, the obligation to make payment for any unpaid stock subscriptions and the obligations and restrictions under Article II hereof with respect to disposition of the Corporation Securities with the same full force and effect as if originally a signatory hereto.

         2.9 RIGHTS AND OBLIGATIONS OF TRANSFEROR. Following disposition of all of his Corporation Securities in compliance with this Agreement, a party hereto shall have no further rights or obligations hereunder.

                                   ARTICLE III

                               GENERAL PROVISIONS

         3.1 TERM OF THIS AGREEMENT. This Agreement shall continue in full force and effect until December 19, 2007 unless sooner terminated by the unanimous consent of the Stockholders. No termination of this Agreement, by lapse of time or otherwise, shall affect any rights or obligations created by exercise of any option to purchase or sell the Corporation Securities in accordance with any of the provisions of Article II hereof. In addition, this Agreement shall continue in full force and effect with respect to Samstock until
(a) the Purchaser Condition no longer remains satisfied, and (b) Samstock and its Permitted Transferees have sold or otherwise disposed of more than fifty percent (50%) of the Samstock Shares, and Samstock agrees to take all actions which may be reasonably requested by the other parties hereto to amend, restate, terminate or modify this Agreement to effect the foregoing.

         3.2 REMEDIES. Each of the parties to this Agreement acknowledges that
(a) the rights of the Stockholders concerning the restrictions on the transfer of the Corporation Securities, and in the management and affairs of the Corporation are unique, and (b) any failure of any Stockholder to perform any of such party's obligations under this Agreement will cause irreparable harm for which any remedies at law would be inadequate. Accordingly, each of the parties agrees that, in the event of any actual or threatened or attempted failure of any party to perform any of his obligations hereunder, each of the other parties shall, in addition to all other remedies, be entitled to a decree for specific performance of the provisions of this Agreement and to temporary and permanent injunctions restraining such failure or commanding performance of such obligations, without being required to show actual damage or to furnish any bond or other security.

         3.3 NOTICES. All notices required or permitted hereunder shall be in writing, signed by the party giving notice or an officer thereof, and shall be deemed to have been given when delivered by personal delivery, by Federal Express or similar courier service, by facsimile or three (3) days after deposit in the United States mail, registered or certified, with postage prepaid, addressed as follows:

             (A) If to AAC, FJC or GPC at:

                 Cozzi Iron & Metal, Inc.



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                 2232 South Blue Island Avenue
                 Chicago, Illinois 60608
                 Tel.:    (773) 254-1200
                 Fax.:    (773) 254-8201

             (B) If to TBJ, at:

                 12 Country Lane
                 Northfield, Illinois 60093

             (C) If to GMJ, at:

                 7600 Augusta
                 River Forest, Illinois 60305

             (D) If to the Corporation, at:

                 500 North Dearborn Street
                 Suite 405
                 Chicago, Illinois 60610
                 Attn:  Chief Financial Officer/General Counsel
                 Fax:   (312) 645-0714

             (E) If to Samstock, at:

                 Samstock, L.L.C.
                 Two North Riverside Plaza
                 Suite 600
                 Chicago, Illinois 60606
                 Attn:  Rod F. Dammeyer
                 Fax:   (312) 902-1512

                 With a copy to:

                 Rosenberg & Liebentritt, P.C.
                 Two North Riverside Plaza
                 Suite 1600
                 Chicago, Illinois 60606
                 Attn:  Joseph M. Paolucci
                 Fax:   (312) 454-0335

or such other address as any party may designate for himself or itself by notice given to the other parties from time to time in accordance with the provisions hereof.

         3.4 LEGAL FEES. In the event that any action is filed to enforce any of the terms, covenants or provisions of this Agreement, the prevailing party in such action shall be entitled to payment from the other party of all costs and expenses, including reasonable attorney fees, court costs and ancillary expenses incurred by such prevailing party in connection with such action.

         3.5 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

         3.6 GOVERNING LAW. This Agreement shall be controlled, construed and enforced in accordance with the substantive laws of the United States and the State of Delaware, notwithstanding any conflict of law principles.

         3.7 FURTHER ASSURANCES. Each party agrees to cooperate with the others, and to execute and deliver, or cause to be executed and delivered, all such other instruments, and to take all such other actions as he may be reasonably required to take, from time to time, in order to effect the provisions and purposes hereof.

         3.8 COUNTERPARTS. This Agreement may be executed in any one or more counterparts, each of which shall constitute an original, no other counterpart needing to be produced and all of which, when taken together, shall constitute but one and the same instrument.

         3.9 HEADINGS. The headings of Articles and subdivisions herein are merely for convenience of reference and shall not affect the interpretation of any of the provisions hereof.

         3.10 ENTIRE AGREEMENT. This Agreement and the Merger Agreement contain the entire understanding among the parties with respect to the subject matter of this Agreement. Any modification hereof may be made only by an instrument in writing signed by all of the parties hereto, except that Samstock expressly acknowledges that any modification to this Agreement made after the Purchaser Condition is no longer satisfied need not be signed by Samstock.

         3.11 SEVERABILITY. Whenever possible, each provision of this Agreement shall be construed and interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other parties or circumstances.

         3.12 WAIVERS. No delay on the part of any party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any party or any remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

         3.13 GENDER REFERENCES. Whenever appropriate, the singular form of a word shall be interpreted in the plural and vice versa. All words and phrases shall be construed as masculine, feminine or neuter gender, according to the context.

         3.14 TERMINATION OF GMJ AS A PARTY. GMJ executes this Agreement only for the purpose of amending the Original Amended and Restated Stockholders' Agreement to delete GMJ as a party and to permit the other parties to make such other changes as they deem appropriate. The parties hereto agree that, as of the date hereof, GMJ has no further rights or obligations under this Agreement or the Original Amended and Restated Stockholders' Agreement, and the other parties hereto have no rights against, and have no obligations to, GMJ under this Agreement or the Original Amended and Restated Stockholders' Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                           METAL MANAGEMENT, INC.,
                           a Delaware corporation

                           /s/ David A. Carpenter
                           -------------------------------
                           By: David A. Carpenter
                           Title: Vice President, General Counsel and Secretary

                           /s/ T. Benjamin Jennings
                           -------------------------------
                           T. Benjamin Jennings

                           /s/ Albert A. Cozzi
                           -------------------------------
                           Albert A. Cozzi

                           /s/ Frank J. Cozzi
                           -------------------------------
                           Frank J. Cozzi

                           /s/ Gregory P. Cozzi
                           -------------------------------
                           Gregory P. Cozzi

                           SAMSTOCK, L.L.C.,
                           a Delaware limited liability company

                           By:  SZ Investments, L.L.C.,
                                its managing member

                                By:  Zell General Partnership, Inc.,
                                     its managing member
                                /s/ Rod Dammeyer
                                ---------------------------------
                                Name: Rod Dammeyer
                                Title: Vice President

         GMJ executes this Agreement only for the purpose of amending the Original Amended and Restated Stockholders' Agreement to delete GMJ as a party and to permit the other parties to make such other changes as they deem appropriate. The parties hereto agree that, as of the date hereof, GMJ has no further rights or obligations under this Agreement or the Original Amended and Restated Stockholders' Agreement, and the other parties hereto have no rights against, and have no obligations to, GMJ under this Agreement or the Original Amended and Restated Stockholders' Agreement.

                           /s/ Gerard M. Jacobs
                           -------------------------------
                           Gerard M. Jacobs

                                   Schedule A

                                PRESENT DIRECTORS



   TBJ DIRECTORS                COZZI DIRECTORS               SAMSTOCK DIRECTOR
   -------------                ---------------               -----------------

T. Benjamin Jennings            Albert A. Cozzi                Rod F. Dammeyer
  Gerard M. Jacobs               Frank J. Cozzi
 Gene C. McCaffrey             Gregory P. Cozzi
                              Timothy T. Orlowski
                               Kenneth A. Merlau


                                OTHER DIRECTORS

                              George A. Isaac III
                               William T. Proler
                                Joseph Naporano







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